UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PJT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Pursuant to the terms of the Company’s Exchange Agreement, in which holders of Partnership Units are able to present such Units for exchange on a quarterly basis, Chairman & CEO Paul J. Taubman has submitted an Election to Exchange 90,000 Partnership Units. Such exchange will be settled for either cash or Class A Common Stock, as determined by the Company’s Board of Directors prior to the Company’s second quarter earnings results.

If the Board of Directors elects to settle such exchange with cash, the exchange price will be the volume-weighted average price per share of the Class A Common Stock on the second day following the Company’s second quarter earnings release.

Additionally, Mr. Taubman has informed the Company that he intends to elect to exchange up to 90,000 Partnership Units in each of the subsequent five quarterly exchange windows. Were Mr. Taubman to exchange the full 90,000 Partnership Units in each of the successive five periods, such exchanges in aggregate would represent less than 10% of his total economic ownership in the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PJT Partners Inc.
By:	/s/ David A. Travin
Name: David A. Travin
Title: General Counsel

Date: May 31, 2024